Exhibit 99.1

News Release

AXCELIS ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER 2014

Strong Progress on Purion Platform

BEVERLY, Mass. — November 5, 2014—Axcelis Technologies, Inc. (Nasdaq: ACLS) today announced financial results for the quarter ended September 30, 2014. Recent highlights include:

•                  Made strong progress on Purion platform:

•                  Shipped a Purion H™ high current implanter for evaluation at a leading Asia Pacific chipmaker in September 2014, making the customer the second to install the complete Purion Platform.

•                  Secured a multiple system revenue order for our Purion H high current implanter from another leading Asia Pacific chipmaker, less than four months after taking delivery of a Purion H for a one year evaluation, demonstrating this customer’s recognition of the Purion H’s significant advantages.

•                  Shipped a follow-on Purion XE™ high energy implanter to a chipmaker using the system for manufacturing DRAM devices. This order signals the start of a wave of increased memory spending.

•                  Shipped a Purion XE to a new customer who will use the system to manufacture advanced power, specialty logic and low power devices.

•                  Signed a $50M agreement in October 2014 for a sale leaseback expected to close in the fourth quarter.

•                  Lowered our operating and cash breakeven level through a combination of restructuring and reduced discretionary spending.

The Company reported third quarter revenue of $38.5 million, compared to $41.2 million for the second quarter of 2014. Loss from operations for the quarter was $5.4 million, compared to an operating loss of $6.1 million for the second quarter of 2014. Net loss for the quarter was $4.7 million, or $0.04 per share. This included $2.3 million of restructuring charges. This compares to a net loss for the second quarter of 2014 of $6.9 million, or $0.06 per share, including $0.2 million of restructuring charges. Cash and cash equivalents were $32.5 million at September 30, 2014 compared with $35.6 million at June 30, 2014.

Chairman and CEO Mary Puma said, “We made strong progress with the Purion platform, reduced our cost structure and took actions that we expect will strengthen our balance sheet. We now have the full Purion product family in place, and are well positioned to increase our market share as industry dynamics improve.”

Third Quarter 2014 Conference Call

The Company will host a conference call today at 5:00 pm ET to discuss results for the third quarter 2014. The call will be available to interested listeners via an audio webcast that can be accessed through the Investors page of Axcelis’ website at www.axcelis.com, or by dialing 1.888.713.4211 (1. 617.213.4864 outside North America).  Participants calling into the conference call will be requested to provide the company name, Axcelis Technologies, and pass code: 69902134. Webcast replays will be available for 30 days following the call.

Safe Harbor Statement

This press release contains, and the conference call will contain, forward-looking statements under the SEC safe harbor provisions. These statements, which include our guidance for future financial performance, are based on management’s current expectations and should be viewed with caution. They are subject to various risks and uncertainties, many of which are outside the control of the Company, including the timing of orders and shipments, the conversion of orders to revenue in any particular quarter, or at all, the continuing demand for semiconductor equipment, relative market growth, continuity of business relationships with and purchases by major customers, competitive pressure on sales and pricing, increases in material and other production costs that cannot be recouped in product pricing and global economic, political and financial conditions. These risks and other risk factors relating to Axcelis are described more fully in the most recent Form 10-K filed by Axcelis and in other documents filed from time to time with the Securities and Exchange Commission.

About Axcelis:

Axcelis (Nasdaq: ACLS), headquartered in Beverly, Mass., has been providing innovative, high-productivity solutions for the semiconductor industry for over 35 years. Axcelis is dedicated to developing enabling process applications through the design, manufacture and complete life cycle support of ion implantation systems, one of the most critical and enabling steps in the IC manufacturing process. Learn more about Axcelis at www.axcelis.com.

Company Contacts

Investor Relations:

Doug Lawson
978.787.9552

Editorial/Media:

Maureen Hart
978.787.4266

Axcelis Technologies, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue:
Product	$32,360	$42,934	$122,170	$118,151
Services	6,171	5,897	18,351	18,907
Total revenue	38,531	48,831	140,521	137,058
Cost of revenue:
Product	18,823	27,339	73,646	74,976
Services	4,564	4,516	15,507	15,427
Total cost of revenue	23,387	31,855	89,153	90,403

Gross profit	15,144	16,976	51,368	46,655

Operating expenses:
Research and development	7,950	8,148	26,052	25,857
Sales and marketing	4,891	5,330	15,404	16,128
General and administrative	5,380	6,164	18,356	19,165
Gain on sale of dry strip assets and intellectual property	—	—	—	(1,167)
Restructuring charges	2,288	112	2,648	2,334
Total operating expenses	20,509	19,754	62,460	62,317

Loss from operations	(5,365)	(2,778)	(11,092)	(15,662)

Other income (expense):
Interest income	2	3	6	8
Interest expense	(304)	(193)	(812)	(308)
Other, net	1,352	(1,252)	1,282	(671)
Total other income (expense)	1,050	(1,442)	476	(971)

Loss before income taxes	(4,315)	(4,220)	(10,616)	(16,633)

Income taxes	389	530	814	1,125

Net loss	$(4,704)	$(4,750)	$(11,430)	$(17,758)

Net loss per share
Basic and Diluted	$(0.04)	$(0.04)	$(0.10)	$(0.16)

Shares used in computing net loss per share:
Basic and diluted weighted average common shares	111,701	109,074	111,191	108,573

Axcelis Technologies, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$32,536	$46,290
Accounts receivable, net	29,904	36,587
Inventories, net	107,816	95,789
Prepaid expenses and other current assets	5,739	6,242
Total current assets	175,995	184,908

Property, plant and equipment, net	30,880	32,006
Long-term restricted cash	825	825
Other assets	12,843	15,810
Total assets	$220,543	$233,549

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,699	$19,451
Accrued compensation	5,830	4,845
Warranty	1,160	1,316
Income taxes	545	417
Deferred revenue	4,867	4,387
Current portion of long-term debt	1,164	471
Other current liabilities	3,462	4,573
Total current liabilities	31,727	35,460

Long-term debt	13,651	14,529
Long-term deferred revenue	175	322
Other long-term liabilities	7,266	7,236
Total liabilities	52,819	57,547

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 30,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 300,000 shares authorized; 112,037 shares issued and 111,917 shares outstanding at September 30, 2014; 110,225 shares issued and 110,105 shares outstanding at December 31, 2013	112	110
Additional paid-in capital	516,992	510,992
Treasury stock, at cost, 120 shares at September 30, 2014 and December 31, 2013	(1,218)	(1,218)
Accumulated deficit	(351,051)	(339,621)
Accumulated other comprehensive income	2,889	5,739
Total stockholders’ equity	167,724	176,002
Total liabilities and stockholders’ equity	$220,543	$233,549

Axcelis Technologies, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine months ended
	September 30,
	2014	2013
Cash flows from operating activities
Net loss	$(11,430)	$(17,758)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	3,441	3,948
Gain on sale of dry strip assets and intellectual property	—	(1,167)
Deferred taxes	434	272
Stock-based compensation expense	3,779	3,105
Provision for excess and obsolete inventory	590	2,451
Changes in operating assets & liabilities:
Accounts receivable	6,164	(4,359)
Inventories	(13,732)	3,455
Prepaid expenses and other current assets	351	(429)
Accounts payable and other current liabilities	(4,849)	6,276
Deferred revenue	372	(2,816)
Income taxes	151	(14)
Other assets and liabilities	976	(3,813)
Net cash used for operating activities	(13,753)	(10,849)

Cash flows from investing activities
Proceeds from sale of dry strip assets and intellectual property	—	1,200
Expenditures for property, plant, and equipment	(710)	(484)
Increase in restricted cash	—	(1,477)
Net cash used for investing activities	(710)	(761)

Cash flows from financing activities
Increase in restricted cash	—	(825)
Financing fees and other expenses	—	(473)
Proceeds from exercise of stock options	2,058	1,113
Proceeds from Employee Stock Purchase Plan	227	197
Proceeds from issuance of Term Loan	—	15,000
Principal payments on Term Loan	(185)	—
Net cash provided by financing activities	2,100	15,012
Effect of exchange rate changes on cash and cash equivalents	(1,391)	(71)
Net (decrease) increase in cash and cash equivalents	(13,754)	3,331
Cash and cash equivalents at beginning of period	46,290	44,986
Cash and cash equivalents at end of period	$32,536	$48,317